Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

JIN MEDICAL INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	Equity	Ordinary shares, par value US$0.001 per share	457(a)	-	US$ 6	US$ 33,000,000	US$ 109.1 per million dollars	US$ 3600.30
Fees Previously Paid	Equity	Ordinary shares, par value US$0.001 per share	457(a)		US$ 6	US$ 4,085,500	US$ $92.70 per million dollars	US$ 378.73
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts(3) (4)				6,181,250	US$ 37,085,500		US$ 3980
	Total Fees Previously Paid				US$ 3980
	Total Fee Offsets				-
	Net Fee Due				0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act. Includes the offering price attributable to 750,000 additional ordinary shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	We have agreed to issue, on the closing date of this offering, warrants, or the Underwriters’ Warrants, to Prime Number Capital, LLC, the representative of the underwriters, up to 431,250, in an amount equal to 7.5% of the aggregate number of ordinary shares sold by us in this offering. The exercise price of the Underwriters’ Warrants is equal to 100% of the price of our ordinary shares offered hereby. The Underwriters’ Warrants are exercisable commencing six months after the date of effectiveness of the registration statement of which this prospectus forms a part and will terminate five years after the date of effectiveness.